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                                                                      Exhibit 21
Subsidiaries

Microsoft Corporation
One Microsoft Way
Redmond, WA 98052-6399

Microsoft FSC Corporation. (U.S. VIRGIN ISLANDS)
Microsoft Investments, Inc. (NEVADA)
Microsoft Ireland Operations Limited (IRELAND)
Microsoft Licensing, Inc. (NEVADA)
MSLI L.L.C. (NEVADA)
Microsoft Operations Pte Ltd. (SINGAPORE)
Microsoft Regional Sales Corporation (NEVADA-Singapore Branch)
Microsoft Puerto Rico, Inc. (Manufacturing) (DELAWARE)
The Microsoft Network L.L.C. (DELAWARE)
Microsoft Treasury, Inc (NEVADA)
GraceMac Corporation (NEVADA)
Microsoft de Argentina S.A.
Microsoft Pty. Limited (AUSTRALIA)
Microsoft Gesellschaft m.b.H. (AUSTRIA)
Microsoft N.V. (BELGIUM)
Microsoft Informatica Limitada (BRAZIL)
Microsoft Bulgaria EOOD
Microsoft Canada Co.
Microsoft Chile S.A.
Microsoft Colombia Inc. (DELAWARE)
Microsoft de Centroamerica S.A. (COSTA RICA)
Microsoft Hrvatska d.o.o. (CROATIA)
Microsoft s.r.o. (CZECH REPUBLIC)
Microsoft Danmark ApS (DENMARK)
Microsoft Dominicana, S.A. (DOMINICAN REPUBLIC)
Microsoft Del Ecuador S.A.
Microsoft El Salvador S.A. de C.V.
Microsoft Egypt L.L.C.
Microsoft Oy (FINLAND)
Microsoft France S.A.R.L.
Microsoft G.m.b.H. (GERMANY)
Microsoft Hellas S.A. (GREECE)
Microsoft de Guatemala, S.A.
Microsoft Hong Kong Limited
Microsoft Hungary Kft.
Microsoft Corporation (India) Private Limited
Microsoft India (R&D) Private Limited
PT. Microsoft Indonesia
Microsoft Israel Ltd.
Microsoft SRL (ITALY)
Microsoft Cote d'Ivoire (IVORY COAST)
Microsoft Company, Limited (JAPAN)
Microsoft Asia Ltd (NEVADA-JAPAN BRANCH)
Microsoft Product Development Ltd (NEVADA-JAPAN BRANCH)
East Africa Software Limited (KENYA)
Microsoft CH (KOREA)
Microsoft Kuwait Representative Office
SIA Microsoft Latvija
Microsoft Corporation Lebanon Representative Office
Microsoft (Malaysia) Sdn. Bhd.
Microsoft Mexico, S.A. de C.V.
Microsoft Indian Ocean Islands Limited (MAURITIUS)
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Microsoft Maroc S.A.R.L. (MOROCCO)
Microsoft B.V. (THE NETHERLANDS)
Microsoft Manufacturing B.V. (THE NETHERLANDS)
Microsoft International B.V. (THE NETHERLANDS)
Microsoft New Zealand Limited
Microsoft Norge AS (NORWAY)
Microsoft de Panama, S.A.
Microsoft (China) Company Limited (THE PEOPLE'S REPUBLIC OF CHINA)
Microsoft Peru, S.R.L.
Microsoft Philippines, Inc.
Microsoft sp. z.o.o. (POLAND)
MSFT-Software Para Microcomputadores, LDA (PORTUGAL)
Microsoft Caribbean, Inc. (DELAWARE)
Microsoft Romania SRL
Microsoft ZAO (RUSSIA)
Moscow Microsoft Ireland Operations Limited (Representative Office )(RUSSIA) Microsoft Arabia Limited (SAUDI ARABIA, 60% owned)
Microsoft Singapore Pte Ltd.
Microsoft Slovakia s.r.o.
Microsoft d.o.o., Ljubljana (SLOVENIA)
Microsoft (S.A.) (Proprietary) Limited (SOUTH AFRICA)
Microsoft Iberica S.R.L. (SPAIN)
Microsoft Aktiebolag (SWEDEN)
Microsoft AG (SWITZERLAND)
Microsoft Taiwan Corporation
Microsoft (Thailand) Limited
Microsoft Bilgisayar Yazilim Hizmetleri Limited Sirketi (TURKEY)
Microsoft Corporation (UNITED ARAB EMIRATES)
Microsoft Limited (UNITED KINGDOM)
Microsoft Research Limited (UNITED KINGDOM)
Microsoft Uruguay, S.A.
Microsoft Venezuela, S.A.
The Resident Representative Office of MICROSOFT Corporation in Hanoi (VIETNAM) Microsoft Corporation, Zimbabwe Liaison Office
WebTV Networks, Inc. (California)
DreamWorks Interactive L.L.C. (WASHINGTON, 50% owned)
MSBET L.L.C. (DELAWARE, 50% owned)
MSFDC L.L.C. (DELAWARE, 50% owned)
MSFDC International, Inc. (DELAWARE, 50% owned)
MSNBC Cable, L.L.C. (DELAWARE, 50% owned)
MSNBC Interactive News, L.L.C. (DELAWARE, 50% owned)
Ninemsn Pty. Limited (AUSTRALIA)
WebTV Networks K.K. (JAPAN)
Microsoft HomeAdvisor, LLC (NEVADA)
Transpoint L.L.C. (DELAWARE, 95% owned by MSFDC L.L.C.)
Wireless Knowledge L.L.C. (DELAWARE, 50% owned)